                                                                     Exhibit 1.1



                                     $150,000,000

               [  ]% Senior Exchangeable Payable-in-Kind Notes due 2008

                                         of

                     PRICE COMMUNICATIONS CELLULAR HOLDINGS, INC.

                               UNDERWRITING AGREEMENT

                                                                 July [  ], 1998
NATWEST CAPITAL MARKETS LIMITED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
BEAR, STEARNS & CO. INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
WASSERSTEIN PERELLA SECURITIES, INC.
c/o NatWest Capital Markets Limited,
     As Representative of the Underwriters,
660 Madison Avenue
New York, New York  10021

Ladies & Gentlemen:

          Price Communications Cellular Holdings, Inc., a [New York] corporation (the "COMPANY"), proposes to issue and sell (the "OFFERING") to NatWest Capital Markets Limited (the "REPRESENTATIVE"), Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc., NationsBanc Montgomery Securities LLC and Wasserstein Perella Securities, Inc. (each, an "UNDERWRITER") an aggregate of
$150,000,000 principal amount of [     ]% Senior Exchangeable Payable-in-Kind
Notes due 2008 (the "NOTES") subject to the terms and conditions set forth herein. The Notes are exchangeable into shares (the "EXCHANGE SHARES") of common stock, par value $[.01] per share (the "PCC SHARES"), of Price Communication Corporation ("PCC," and together with the Company, the "ISSUERS"),
at an exchange price of $[       ].  The Notes are to be issued pursuant to the
provisions of an indenture (the "INDENTURE") to be dated as of [       ], 1998
(the "CLOSING DATE") by and among the Company, PCC and Bank of Montreal Trust Company, as trustee (the "TRUSTEE").


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                                         -2-


          The Company understands that the Underwriters propose to make a public offering of the Notes as soon as they deem advisable after this Agreement has been executed and delivered. This underwriting agreement, the Notes and the Indenture are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."

          1. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this underwriting agreement, hereinafter referred to as the "AGREEMENT," and subject to its terms and conditions, the Company agrees to issue and sell to you, and each of the Underwriters, severally but not jointly, agrees to purchase from the Company, the Notes in the respective principal amount set forth opposite its name on
SCHEDULE I hereto.  The aggregate purchase price for the Notes shall be $[    ]
(the "PURCHASE PRICE").

          2. DELIVERY AND PAYMENT. Delivery to the Underwriters of and payment for the Notes shall be made at 10:00 A.M., New York City time, on the Closing Date, at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017. The Closing Date and the location of delivery of and the form of payment for the Notes may be varied by agreement between you and the Company.

          One or more of the Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate principal amount equal to $150,000,000, shall be delivered by the Company to you (or as you may direct), against payment by you of the Purchase Price therefor by wire transfer in immediately available funds to such accounts with such financial institutions as the Company may direct.

          3. REPRESENTATIONS AND WARRANTIES. The Issuers represent and warrant jointly and severally to each of you that:

          (i) The Issuers have filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-1/S-3 (No. 333-57363) covering the registration of the Notes and the Exchange Shares under the Securities Act of 1933, as amended (the "1933 ACT"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("RULE 430A") of the rules and regulations under the 1933 Act (the "1933 ACT REGULATIONS") and paragraph (b) of Rule 424 ("RULE 424(B)") of the 1933 Act Regulations or (ii) if the Issuers have elected to rely upon Rule 434 ("RULE 434") of the 1933 Act Regulations, prepare and file a term sheet (a "TERM SHEET") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of

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                                         -3-


     such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "RULE 430A INFORMATION" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "RULE 434 INFORMATION." Any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information that was used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a "PRELIMINARY PROSPECTUS." Such registration statement, including the exhibits thereto and schedules thereto, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "REGISTRATION STATEMENT." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "RULE 462(B) REGISTRATION STATEMENT," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Notes is herein called the "PROSPECTUS." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary Prospectus dated June 19, 1998, together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectus shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          (ii) The Commission has not issued any order preventing or suspending the use of the Prospectus or the Preliminary Prospectus. Copies of the Registration Statement and amendments and of each related Preliminary Prospectus have been delivered to the Underwriters. If the Registration Statement has not become effective, a further amendment to the Registration Statement, including a form of final prospectus, necessary to permit the Registration Statement to become effective will be filed promptly by the Issuers with the Commission.

          At the respective times the Registration Statement and any post-effective amendments thereto were filed with the Commission or become effective and at the Closing Date, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a

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                                         -4-


     material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Issuers will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it becomes effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Issuers in writing by or on behalf of any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus. For all purposes of this Agreement, the cover page of the Prospectus and the section of the Prospectus entitled "Underwriting" and the identification of counsel for the Underwriters in the section of the Prospectus entitled "Legal Matters" constitute the only information relating to any Underwriter furnished in writing to the Issuers by the Underwriters specifically for inclusion in the Preliminary Prospectus, the Registration Statement or the Prospectus. The Issuers have not distributed any offering material in connection with the offering or sale of the Notes other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the 1933 Act.

          Each Preliminary Prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (iii) Each of the Company, PCC and each of their respective subsidiaries (A) has been duly organized, (B) is validly existing as a corporation or limited or general partnership in good standing under the laws of its respective jurisdiction of organization, (C) has all requisite corporate or partnership power and authority (x) to carry on its business as is currently being conducted and as described in the Registration Statement and (y) to own, lease and operate its properties, and (D) is duly qualified and in good standing as a foreign corporation authorized to do business in the jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect (as defined in Section 3(xii) below).


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                                         -5-


          (iv) The entities listed on Schedule A hereto are the only subsidiaries, direct or indirect, of the Company and PCC (other than subsidiaries with immaterial amounts of assets). The Company and PCC own, and as of the Closing Date, the Company and PCC will own, directly or indirectly through other subsidiaries, the percentages of the outstanding capital stock or other securities evidencing equity ownership of such subsidiaries indicated on Schedule A hereto, and all of such securities have been duly authorized, validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; and as of the Closing Date the Company and PCC will own, directly or indirectly, the assets, properties and interests disclosed in the Prospectus as owned by the Company or PCC free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance other than as is set forth in the Prospectus. There are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of such subsidiaries, except as disclosed in the Prospectus.

          (v) Each of the Issuers and its subsidiaries, as applicable, has all requisite corporate power and authority to execute, deliver and perform its obligations under each Operative Document to which it is a party and, in each case, to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes as provided herein and therein.

          (vi) This Agreement has been duly and validly authorized, executed and delivered by each of the Issuers and is a valid and binding agreement of each of the Issuers.

          (vii) The Indenture has been duly and validly authorized by each of the Issuers. The Indenture meets the requirements for qualification under the Trust Indenture Act, and when duly executed and delivered by the parties thereto, will be valid and binding obligation of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity. The Indenture, when executed and delivered, will conform to the description thereof in the Prospectus.

          (viii) The Notes have been duly and validly authorized for issuance and sale to you by the Company and PCC pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, will be valid and binding obliga-tions of the Company and PCC, enforceable against the Company and PCC in accordance with their terms and entitled to the benefits of the Indenture, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity. The Notes, when issued, authenticated and delivered, will conform to the description thereof in the Prospectus.

          (ix) The PCC Shares (including, if and when issued, the Exchange Shares) conform (or in the case of the Exchange Shares, will conform) to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

          (x) None of the Company, PCC or any of their subsidiaries is in violation of its respective charter, bylaws or other organizational document or is in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or is in violation of any law, statute, rule, regulation, judgment or court decree applicable to it or its assets or properties, except for any such defaults or violations which, singly or in the aggregate, would not have a Material Adverse Effect (as defined below). There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument, except for any such defaults or violations which, singly or in the aggregate, would not have a Material Adverse Effect.

          (xi) The execution, delivery and performance by the Issuers of this Agreement and by each of the Issuers and their subsidiaries, as applicable, of the other Operative Documents (except as set forth in the Prospectus) to which they are parties, the issuance and sale of the Notes and the exchange of the Notes for the Exchange Shares as contemplated by this Agreement and the Prospectus, the repayment of the existing 131/2% Senior Secured Notes of the Company and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Issuers or any of their subsidiaries or an acceleration of indebtedness pursuant to, (i) the charter or bylaws of the Issuers or any of their subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust, license or other agreement or instrument to which either of the Issuers or any of their subsidiaries is a party or by which any of them or their property is or may be bound, (iii) any statute, rule or regulation applicable to either of the Issuers or any of their subsidiaries, or (iv) any judgment, order or

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                                         -7-


     decree of any court or governmental agency or authority having jurisdiction over either of the Issuers or any of their subsidiaries. Except as required by the Federal Communications Commission ("FCC") as disclosed in the Prospectus, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance of this Agreement and the other Operative Documents (except as set forth in the Prospectus) by either of the Issuers or, as applicable, any of their subsidiaries and the consummation of the transactions contemplated hereby and thereby, except such as have been obtained and made under the 1933 Act, the Trust Indenture Act, and state securities or Blue Sky laws and regulations or such as may be required by the National Association of Securities Dealers, Inc. (the "NASD"). No consents or waivers from any other person are required for the execution, delivery and performance of this Agreement and the other Operative Documents (except as set forth in the Prospectus) by either of the Issuers or, as applicable, any of their subsidiaries and the consummation of the transactions contemplated hereby and thereby, other than such consents and waivers as have been obtained.

          (xii) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Issuers, threatened or contemplated to which either of the Issuers or any of their subsidiaries is a party or to which the business or property of the Issuers or any of their subsidiaries is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body or (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which either of the Issuers or any of their subsidiaries is subject issued that, in the case of clauses
     (i), (ii) and (iii) above, (x) might, singly or in the aggregate, result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise) or prospects of the Company, PCC and their subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"), (y) would interfere with or adversely affect the issuance of the Notes or Exchange Shares or (z) in any manner draw into question the validity of any Operative Document.

          (xiii) To cooperate with you and your counsel in connection with the registration of the Notes for offer and sale by the Underwriters and by dealers under the securities of Blue Sky laws of such jurisdictions as you may request, to continue such registration in effect so long as required for the completion of the sale of the Notes and to file such consents to service of process or other documents as may be necessary in order to effect such registration; PROVIDED, HOWEVER, that the Underwriters shall not be required in connection therewith to register or qualify as a foreign corporation where

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                                         -8-


     they are not now so qualified or to take any action that would subject them to service of process in suits or taxation in any jurisdiction where they are not now so subject.

          (xiv) To the best knowledge of the Issuers, no action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes or Exchange Shares; to the best knowledge of the Issuers, no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or Exchange Shares or suspends the sale of the Notes in any jurisdiction referred to in Section 3(xiii) hereof; and to the best knowledge of the Issuers, no action, suit or proceeding is pending against either of the Issuers or any of their subsidiaries before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would prohibit the issuance of the Notes or Exchange Shares or invalidate any Operative Document; and every request of the Issuers by any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

          (xv) To the best of their knowledge, none of the Company, PCC or any of their respective subsidiaries has violated any federal, state or local law relating to discrimination in hiring, promotion or pay of employees.

          (xvi) To the best of their knowledge, none of the Company, PCC or any of their respective subsidiaries has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), lacks any permit, license or other approval required of it under applicable Environmental Laws or is violating any term or condition of such permit, license or approval which might result in a Material Adverse Effect.

          (xvii)    Each of the Issuers and their respective subsidiaries has
     (i) good and marketable title to all of the properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Prospectus or as would not have a Material Adverse Effect, (ii) peaceful and undisturbed possession under all leases to which it is party as lessee,
     (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities (including the FCC), all self-regulatory authorities and all courts and other tribunals necessary to engage in the business currently conducted by it in the manner described in the Prospectus (each an "AUTHORIZATION"), except where failure to hold such Authorizations would not have a Material Adverse Effect, and (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization, except as described in the Prospectus. All such Authorizations are valid and in full force and effect and each of the Issuers and their respective subsidiaries is in compliance in all respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except as would not have a Material Adverse Effect. All leases to which each of the Issuers or any of their respective subsidiaries is a party are valid and binding and no default by either of the Issuers or any of their respective subsidiaries has occurred and is continuing thereunder, except such as are described in the Prospectus or as would not have a Material Adverse Effect, and no material defaults by the landlord are existing under any such lease. Neither of the Issuers has any reason to believe that the FCC licenses with respect to the cellular systems identified in the Prospectus as owned and operated by either of the Issuers or their subsidiaries (the "SYSTEMS") will not be renewed for a full term when such FCC licenses are due for renewal. To the Issuers' knowledge, none of such FCC licenses are subject to any conditions outside of the ordinary course.

          (xviii)   Except as otherwise disclosed in the Prospectus, each of the
     Company, PCC and their subsidiaries owns or possesses all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, in each case to the extent disclosed in the Prospectus as being material to the business of each of the Issuers or their subsidiaries (collectively, the "INTELLECTUAL PROPERTY"), presently employed by it in connection with the businesses now operated by it, and neither the Company, PCC nor any of their subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing. The use of such Intellectual Property in connection with the business and operations of the Issuers and their subsidiaries does not infringe on the rights of any person.

          (xix) All tax returns required to be filed by the Issuers or any of their subsidiaries, in all jurisdictions, have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable, have been paid, other than those being contested in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest. None of the Issuers or any of their subsidiaries knows of any material proposed additional tax assessments against it.

          (xx) Neither the Company, PCC nor any of their subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

          (xxi) There are no holders of securities of the Issuers who, by reason of the execution by the Issuers of any Operative Document to which it is a party or the consummation of the transactions contemplated hereby and thereby (including the registration, issuance and delivery of the Notes and Exchange Shares), have the right (that has not been waived) to request or demand that either of the Issuers register securities held by them under the 1933 Act or analogous foreign laws and regulations.

          (xxii) The authorized, issued and outstanding capital stock of each of the Company and its subsidiaries has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights. The Company and its subsidiaries had, at March 31, 1998, an authorized and outstanding capitalization as set forth under the heading "Actual" in the section entitled "Capitalization" in the Prospectus.

          (xxiii)   The shares of issued and outstanding capital stock of PCC
     have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of PCC was issued in violation of the preemptive or other similar rights of any securityholder of PCC.

          (xxiv) The Exchange Shares, if and when issued in accordance with the terms specified in the Indenture and the Notes, upon such issuance will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. No holder of Exchange Shares will be subject to personal liability by reason of being such a holder. Except as set forth in the Prospectus, PCC does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any PCC Shares. PCC has a sufficient number of authorized but unissued shares of Common Stock to enable PCC to issue, without further stockholder action, all the Exchange Shares (in the case of events giving rise to a mandatory exchange pursuant to the terms of the Indenture and the Notes).

          (xxv) Each certificate signed by any officer of the Company or PCC and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or PCC, as applicable, to each Underwriter as to the matters covered thereby.

          (xxvi) Each of the Issuers and their respective subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

          (xxvii)   Subsequent to the respective dates as of which information is given in the Prospectus and up to the Closing Date, except as set forth in the Prospectus, (A) neither the Company, PCC nor any of their respective subsidiaries has (x) incurred any liabilities or obligations, direct or contingent, which are material to the Company, PCC and their respective subsidiaries, taken as a whole, or (y) entered into any transaction not in the ordinary course of business, (B) there has not been, singly or in the aggregate, any material adverse change, or any development which may reasonably be expected to involve a material adverse change, in the properties, business, results of operations, condition (financial or otherwise) or prospects of the Company, PCC and their subsidiaries, taken as a whole (a "MATERIAL ADVERSE CHANGE"), and (C) there have not been dividends or distributions of any kind declared, paid or made by PCC on any class of its capital stock.

          (xxviii) Neither the Company, nor PCC, nor any agent thereof acting on the behalf of either of the Issuers (other than the Underwriters, to the extent applicable) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

          (xxix) Each firm of accountants that has certified or shall certify the financial statements and supporting schedules included or to be included as part of the Registration Statement and the Prospectus are, to the best of the Company's and PCC's knowledge, independent public accountants with respect to the Issuers and their subsidiaries as required by the 1933 Act for financial statements included in a registration statement on Form S-1 or Form S-3. The consolidated historical statements fairly present the consolidated financial conditions and results of operations of the Company, PCC and their subsidiaries at the respective dates and for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods. The pro forma financial statements have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Preliminary Prospectus, the Prospectus, this Agreement and the other Operative Documents. Other financial and statistical information and data included in the Prospectus, historical and pro forma, are accurately presented and prepared on a basis consistent with such financial statements and the books and records of each of the Issuers and their subsidiaries.

          (xxx) Immediately prior and subsequent to the Issue Date, the present fair saleable value of the assets of the Company will not exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company as they become absolute and matured. The assets of the Company, upon the issuance of the Notes, will not constitute unreasonably small capital to carry out its business as now conducted, including the capital needs of the Company, taking into account the projected capital requirements and the capital availability of the Company. The Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

          (xxxi) There are no contracts, agreements or understandings between the Company, PCC or any of their subsidiaries and any person that would give rise to a valid claim against the Company, PCC, any of their subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

          (xxxii)   The Issuers acknowledge that the Underwriters and, for
     purposes of the opinions to be delivered to the Underwriters pursuant to
     Section 6 hereof, counsel to the Issuers and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

          4. AGREEMENTS OF THE ISSUERS. The Issuers agree, jointly and severally, with each of you as follows:

          (a) The Issuers will use their best efforts to cause the Registration Statement to become effective and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the ef-fectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and (v) of the happening of any event described in Section 4(e) that in the judgment of the Issuers makes it necessary to amend or supplement the Prospectus or Registration Statement. The Issuers will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Issuers will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. If necessary, the Issuers, subject to Section 5(b), will comply with the requirements of Rule 430A or Rule 434, as applicable.

          (b) The Issuers will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object within ten business days after being furnished such documents.

          (c) The Issuers have furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) The Issuers has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Secu-rities Exchange Act of 1934, as amended (the "1934 ACT"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) The Issuers will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and the Prospectus. If at any time when a Prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Issuers, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of any such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Issuers will promptly prepare and file with the Commission, subject to Section 4(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Issuers will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with:
     (i) the printing, filing and distribution of the Preliminary Prospectus and the Prospectus (including financial statements and exhibits) and all amendments and supplements thereto, (ii) the preparation (including, without limitation, word processing and duplication costs) and delivery of all preliminary and final Blue Sky memoranda, (iii) the issuance and delivery by the Issuers of the Notes, (iv) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification), (v) furnishing such copies of the Preliminary Prospectus and the Prospectus and all amendments and supplements thereto as may be reasonably requested for use in connection with offers and sales of the Notes, (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Issuers' counsel and accountants and the Trustee for the Notes, (viii) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, and (ix) the performance by the Issuers of their other obligations under this Agreement.

          (g) To use their best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Issuers prior to the Closing Date.

          (h) To use the proceeds from the sale of the Notes in the manner described in the Prospectus under the caption "Use of Proceeds."

          (i) Not to claim voluntarily, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Notes.

          (j) The Company will not, without the prior written consent of the Underwriters, contract to sell or announce or make any offering, sale or other disposition of any debt securities of the Company having a maturity greater than one year during the period beginning from the date of this Agreement and continuing through the Closing Date.

          (k) The Issuers, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act and rules and regulations of the Commission thereunder within the time periods referred to therein.

          5. INDEMNIFICATION. (a) The Issuers agree, jointly and severally, to indemnify and hold harmless (i) each of the Underwriters and (ii) each person, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) any of the Underwriters (any of the persons referred to in this clause (ii) being hereinafter referred to as a "CONTROLLING PERSON"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Underwriters or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED PERSON"), from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or the Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto), including Rule 430A Information or Rule 434 Information, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Issuers by or on behalf of any Underwriter expressly for use therein; PROVIDED that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Indemnified Person from whom the person asserting such losses, claims, damages, liabilities and judgments purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such Preliminary Prospectus is eliminated or remedied in the Prospectus and a copy of the Prospectus shall not have been furnished to such person in a timely manner due to the wrongful action or wrongful inaction of any Underwriter.

          (b) In case any action shall be brought against any Indemnified Person, based upon the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against any of the Issuers, such Indemnified Person shall promptly notify the Issuers in writing and the Issuers shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all fees and expenses. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (i) the employment of such counsel shall have been specifically authorized in writing by any of the Issuers, (ii) the Issuers shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and any of the Issuers and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Issuers (in which case the Issuers shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Issuers shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by NatWest Capital Markets Limited, and that all such fees and expenses shall be reimbursed as they are incurred. The Issuers shall not be liable for any settlement of any such action effected without their written consent but if settled with the written consent of the Issuers, the Issuers agree to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Issuers, their directors, their officers and any person controlling any of the Issuers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Issuers to each Indemnified Person but only with reference to information relating to such Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Preliminary Prospectus or Prospectus. In case any action shall be brought against any of the Issuers, any of their directors, any such officer or any person controlling any of the Issuers based on the Preliminary Prospectus or Prospectus and in respect of which indemnity may be sought against any of the Underwriters, such Underwriter shall have the rights and duties given to the Issuers (except that if the Issuers shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Issuers, their directors, any such officer and any person controlling any of the Issuers shall have the rights and duties given to the Underwriters by Section 5(b) hereof.

          (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and each Underwriter on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and each Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and each Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Issuers, and the total discounts received by each Underwriter, bear to the total price to investors of the Notes, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Issuers on the one hand and each Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Issuers or such Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation (even if the

Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts received by it in connection with the sale of the Notes pursuant to this Agreement exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective amount of Notes purchased by each of the Underwriters hereunder and not joint.

          6. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) Notification that the Registration Statement has become effective shall be received by the Underwriters not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rule 424 and Rule 430A shall have been made.

          (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Notes of the Exchange Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction,
     (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters did not object thereto in good faith within a reasonable period of time, and (v) the Underwriters shall have received certificates, dated the Closing Date and signed by the Chairman of the Board of Directors of the Company or the Chief Executive Officer of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened or contemplated, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance or sale of any of the Notes; no action, suit or proceeding shall be pending against or, to the knowledge of the Issuers, threatened against, the Company, PCC or any of their subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision that would prohibit, interfere with or adversely affect the issuance or sale of the Notes or would have a Material Adverse Effect, in any manner draw into question the validity of any Operative Document; and no stop order, injunction, restraining order, or order of any nature preventing the use of the Prospectus, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the 1933 Act shall have been issued.

          (d) Since the dates as of which information is given in the Prospectus, (i) there shall not have been any material change, or any development that is reasonably likely to result in a material change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Issuers or their subsidiaries, taken as a whole, from that set forth in the Prospectus, (ii) no dividend or distribution of any kind shall have been declared, paid or made by any of the Issuers on any class of its capital stock, and (iii) neither the Issuers nor any of their subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Issuers and their subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet included in the Prospectus. Since the date hereof and since the dates as of which information is given in the Prospectus, there shall not have been any Material Adverse Change.

          (e) You shall have received certificates, dated the Closing Date, signed by (i) the President or any Vice President of the Company and PCC and (ii) a principal financial or accounting officer of the Company and PCC confirming, as of the Closing Date, the matters set forth in paragraphs
     (a), (b), (c), (d), (l) and (m).

          (f) You shall have received on the Closing Date an opinion (satisfactory to you and your counsel), dated the Closing Date, of Davis Polk & Wardwell, outside counsel to the Issuers, to the effect that:

               (i) The Company and PCC have duly and validly authorized, executed and delivered this Agreement.

               (ii) The Company and PCC have duly and validly authorized, executed and delivered the Indenture, and (assuming the due authorization, execution and delivery thereof by the Trustee) the Indenture is the valid and binding obligation of the Company and PCC, enforceable against both the Company and PCC in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, and (iii) to the extent that a waiver of rights under any usury law may be unenforceable. In rendering such opinion, such counsel may state that it expresses no opinion as to the applicability (and, if applicable, the effect) of
          Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed therein or on the conclusions with respect thereto.

               (iii) The Notes have been duly and validly authorized for issuance and sale to you by the Issuers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, will be the valid and binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms and entitled to the benefits of the Indenture, except
          (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, and (iii) to the extent that a waiver of rights under any usury laws may be unenforceable.

               (iv) The Indenture has been duly qualified under the Trust Indenture Act.

               (v) Upon issuance and delivery of the Notes in accordance with this Agreement and the Indenture, the Notes shall be exchangeable for Exchange Shares in accordance with the terms of the Notes and the Indenture; and the Exchange Shares issuable upon exchange of the Notes have been duly authorized and reserved for issuance and, when issued and delivered pursuant to the terms of the Indenture, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar right. No holder of Exchange Shares will be subject to personal liability by reason of being such a holder. Except as set forth in the Prospectus, PCC does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any PCC Shares.

               (vi) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

               (vii) The Registration Statement, including any Rule 462(b) Registration Statement, any Rule 430A Information or Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need not express any opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

               (viii) The form of certificate used to evidence the Exchange Shares, if any, will comply in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company.

               (ix) To the best of such counsel's knowledge, there are no federal or New York statutes or regulations that are required to be described in the Prospectus that are not described as required.

               (x) To the best of such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described.

               (xi) Each of this Agreement, the Notes and the Indenture conforms as to legal matters in all material respects to the description thereof in the Prospectus.

               (xii) The execution, delivery and performance by the Issuers of this Agreement and the Indenture and the issuance and sale of the Notes and the Exchange Shares as contemplated by the Prospectus and this Agreement and the repayment of the 131/2% Senior Secured Notes of the Company will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Issuers or any of their respective material subsidiaries, or an acceleration of indebtedness pursuant to, (i) the charter or bylaws of the Company, except any such violation, conflict, breach or default that has been waived or consent that has been obtained, (ii) any bond, debenture, note, indenture, mortgage, deed of trust, license or other agreement or instrument to which the Issuers or any of their respective material subsidiaries is a party or by which any of them or their property is or may be bound, which is set forth in SCHEDULE II hereto, (iii) to such counsel's knowledge, any statute, rule or regulation applicable to the Issuers or any of their respective material subsidiaries or any of their assets or properties, except such as may be required under state securities or Blue Sky laws and regulations or by the NASD, or (iv) to such counsel's knowledge, any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Issuers any of their respective material subsidiaries or their assets or properties. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance of this Agreement, the Indenture, the Notes or the Exchange Sharesby the Issuers, except such as have been obtained (subject to clause (ix), above, and assuming reliance by such counsel on the accuracy of the representations referred to therein), such as may be required under state securities or Blue Sky laws and regulations or such as may be required by the NASD.

               (xiii) To the best knowledge of such counsel, no action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes; and no action, suit or proceeding is pending against or affecting or, to the best knowledge of such counsel, threatened against, the Company or PCC or any of their respective subsidiaries before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would prohibit the issuance of the Notes.

               (xiv) The Prospectus, as of its date, and each amendment or supplement prepared by the Issuers, if any, thereto, as of its date (except for the financial statements, including the notes thereto, and supporting schedules and other financial, statistical, and accounting data included therein or omitted therefrom, as to which no opinion need be expressed), comply as to form in all material respects with the requirements of the 1933 Act.

          In rendering the foregoing opinions, Davis Polk & Wardwell may state that they are not expressing any opinions as to any laws relating specifically to the communications industry.

          In addition, Davis Polk & Wardwell shall state that it has generally reviewed and discussed with certain officers and other representatives of the Issuers, representatives of the independent public accountants for the Issuers, your representatives and your counsel in connection with the preparation of the Registration Statement and the Prospectus and the statements contained therein and, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except as indicated above), such counsel advises you that, on the basis of the foregoing, (i) the Registration Statement and the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel need not comment) appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder; (ii) no facts came to its attention that caused it to believe that (a) the Registration Statement (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel need not comment), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel need not comment), as of its date or the Closing Date, contained or contain an untrue statement of a material fact or omitted or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          The opinions of such counsel described in this subsection shall be rendered to you at the request of the Issuers and shall so state therein.

          (g) You shall have received on the Closing Date an opinion (satisfactory to you and your counsel), dated the Closing Date of Davis Wright Tremaine LLP, counsel for the Issuers with respect to FCC and related matters to the effect that:

               (i) Those statements in the Preliminary Prospectus and the Prospectus that describe provisions of the Communications Act of 1934, as amended (the "COMMUNICATIONS ACT"), and the rules, regulations and published orders, policies and decisions of the FCC ("FCC RULES") are accurate descriptions in all material respects.

               (ii) The execution, delivery and performance of the obligations by the Issuers under the Operative Documents are not and will not be contrary to the Communications Act, or to the terms of any System license, will not result in any violation of the FCC Rules, will not cause any forfeiture or impairment of any FCC license of any of the Systems, and will not require any consent, approval or authorization of the FCC.

               (iii) To such counsel's knowledge, after such counsel's inquiry, the Issuers and each of their subsidiaries validly holds all FCC licenses necessary for the operation of the Systems (and any associated microwave links) in the manner in which they are described as being conducted in the Prospectus (for purposes of this opinion only, the "FCC LICENSES"). The FCC Licenses are in full force and effect, and are not subject to any conditions outside the ordinary course (except as set forth in an exhibit to such opinion).

               (iv) Except as may be disclosed in an exhibit to such opinion, all applicable administrative and judicial appeal, review and reconsideration periods relating to the grant of the FCC Licenses have expired without our being served with any timely filing of any such appeal, review, request or reconsideration petition, and without the FCC having instituted review or reconsideration of the grant of any of the FCC Licenses on its own motion.

               (v) To such counsel's knowledge, after such counsel's inquiry, each of the Issuers and their subsidiaries has filed with the FCC all necessary and material reports, documents, instruments, information and applications required to be filed pursuant to the FCC's rules, regulations and requests, other than those the failure of which to so file could reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect. To such counsel's knowledge, after such counsel's inquiry, no notice has been issued by the FCC which could permit, or after notice or lapse of time or both could permit, revocation or termination of any of the FCC Licenses prior to the expiration dates thereof or which could result in any other material impairment of any of the Issuers' and each of their subsidiaries' rights thereunder.

               (vi) To such counsel's knowledge, after such counsel's inquiry but without field investigation, each of the Systems is operating in compliance in all material respects with the Communications Act and the FCC Rules. To such counsel's knowledge, after such counsel's inquiry, there is not issued, outstanding or pending any notice of violation, notice of apparent liability, order to show cause, material complaint or investigation by or before the FCC which could reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, nor does such counsel have reason to believe, subject to the Issuers' and their subsidiaries' continued regulatory compliance, that the FCC Licenses will not be renewed for a full term when they are due for renewal.

          The opinions of such counsel described in this subsection shall be rendered to you at the request of the Issuers and shall so state therein.

          (h) You shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel ("CAHILL"), your counsel, in form and substance reasonably satisfactory to you, covering such matters as are customarily covered in such opinions. In rendering the foregoing opinion, Cahill may state that they are not expressing any opinions as to any laws relating specifically to the communications industry.

          (i) At the time this Agreement is executed and delivered by the Issuers and on the Closing Date, you shall have received letters, substantially in the form previously approved by you, from Arthur Andersen LLP and KPMG Peat Marwick LLP with respect to the financial statements and certain financial information contained in the Prospectus.

          (j) Cahill shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 6 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (k) Prior to the Closing Date, the Issuers shall have furnished to you such further information, certificates and documents as you may reasonably request.

          (l) The Issuers and the Trustee shall have entered into the Indenture and you shall have received counterparts, conformed as executed, thereof.

          (m) The rights, property and assets disclosed in the Prospectus as being owned or exercisable, directly or indirectly, by the Issuers shall be so owned and exercisable by the Issuers on the Closing Date.

          (n) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          All opinions, certificates, letters and other documents required by this Section 6 to be delivered by the Issuers will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you. The Issuers will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

          7. DEFAULTS. If, on the Closing Date, any of the Underwriters shall fail or refuse to purchase Notes that it has agreed to purchase hereunder on such date and the aggregate principal amount of such Notes that such defaulting Underwriter agreed but failed or refused to purchase does not exceed 10% of the total principal amount of such Notes that all of the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriters shall be obligated to purchase the amount of such Notes that such defaulting Underwriter agreed but failed or refused to purchase. If, on the Closing Date, any of the Underwriters shall fail or refuse to purchase Notes in an aggregate principal amount that exceeds 10% of such total principal amount and arrangements satisfactory to the other Underwriters and the Issuers for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or the Issuers, except as otherwise provided in Section 8. In any such case that does not result in termination of this Agreement, the Underwriters or the Issuers may postpone the Closing Date for not longer than seven (7) days, in order that the required changes, if any, in the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Underwriter from liability in respect of any default by any such Underwriter under this Agreement.

          8. EFFECTIVE DATE OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery hereof.

          This Agreement may be terminated at any time on or prior to the Closing Date by you by notice to the Issuers if any of the following has occurred: (i) subsequent to the date information is provided in the Prospectus, any Material Adverse Change which, in your judgment, materially impairs the investment quality of the Notes, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, or any other substantial na-tional or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis, material adverse change or emergency would, in your judgment, make it impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, (iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange or in the over-the-counter markets or any setting of minimum prices for trading on such exchange or markets, (iv) any declaration of a general banking moratorium by either federal or New York authorities, (v) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in your judgment has a material adverse effect on the financial markets in the United States, and would, in your judgment, make it impracticable or inadvisable to market the Notes or to enforce contracts for the sale of any of the Notes, (vi) the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which, in your judgment, would have a Material Adverse Effect, or (vii) any securities of any Parent, the Issuers or any of their subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          The indemnities and contribution provisions and the other agreements, representations and warranties of the Issuers, their respective officers and directors and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Underwriters or by or on behalf of the Issuers, the officers or directors of any of the Issuers or any controlling person of any of the Issuers, (ii) acceptance of the Notes and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement shall be terminated by the Underwriters pursuant to clause (i) or (vii) of the second paragraph of this Section 8 or because of the failure or refusal on the part of the Issuers to comply with the terms or to fulfill any of the conditions of this Agreement, the Issuers agree to reimburse you for all reasonable out-of-pocket expenses (including the fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Issuers shall be liable for all expenses which it has agreed to pay pursuant to Section 4(f) hereof.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, PCC, the Underwriters, any Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Notes from any of the Underwriters merely because of such purchase.

          9. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, Price Communications Cellular Holdings, Inc., 45 Rockefeller Plaza, Suite 3201, New York, New York 10020, Attention: President, with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, Attention: Richard D. Truesdell, Jr., Esq., and (b) if to the Underwriters, c/o Gleacher NatWest International, 660 Madison Avenue, New York, New York 10021, Attention: Mary Price, with copies to Donaldson, Lufkin & Jenrette Securities Corporation, 600 California Street, Suite 1800, San Francisco, California 94108-2704, Attention:
Thomas M. Benninger; Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Robert Nabholz; NationsBanc Montgomery Securities LLC, 9 West 57th Street, New York, New York 10019, Attention: Steve Yanis; and Wasserstein Perella Securities, Inc., 31 West 52nd Street, New York, New York 10019, Attention: Frederic M. Seegal; and with a copy to Cahill Gordon & Reindel, 80 Pine Street, 17th Floor, New York, New York 10005, Attention:
Michael E. Michetti, Esq., or in any case to such other address as the person to be notified may have requested in writing.

          9. This Agreement shall be governed and construed in accordance with the internal laws of the State of New York as applied to contracts made and performed in such state, without regard to principles of conflicts of law. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                               [Signature Pages Follow]

          Please confirm that the foregoing correctly sets forth the Agreement among the Company, PCC and the Underwriters.


                                   Very truly yours,

                                   PRICE COMMUNICATIONS CELLULAR HOLDINGS, INC.

                                   By:
                                      -----------------------------
                                      Name:
                                      Title:


                                   PRICE COMMUNICATIONS CORPORATION

                                   By:
                                      -----------------------------
                                      Name:
                                      Title:

Accepted and agreed to as of the date first above written:

NATWEST CAPITAL MARKETS LIMITED,
on behalf of and as Representative
of the Underwriters


By:
   ------------------------------
   Name:
   Title:

                                      SCHEDULE A


SUBSIDIARIES                                           EQUITY OWNERSHIP
------------                                           ----------------

[add all PCC subsidiaries]

ALBANY CELLULAR PARTNERS
COLUMBUS CELLULAR TELEPHONE COMPANY
MACON CELLULAR TELEPHONE SYSTEMS LIMITED PARTNERSHIP
SAVANNAH CELLULAR LIMITED
PARTNERSHIP
PANAMA CITY CELLULAR TELEPHONE COMPANY, LTD.
PANHANDLE CELLULAR PARTNERSHIP
PALMER COMMUNICATIONS, INC.
PALMER WIRELESS HOLDINGS, INC.
PRICE COMMUNICATIONS WIRELESS II, INC.
PRICE COMMUNICATIONS WIRELESS III, INC.
PRICE COMMUNICATIONS WIRELESS IV, INC.
PRICE COMMUNICATIONS WIRELESS V, INC.
PRICE COMMUNICATIONS WIRELESS VI, INC.
PRICE COMMUNICATIONS WIRELESS VII, INC.
PRICE COMMUNICATIONS WIRELESS VIII, INC.
PRICE COMMUNICATIONS WIRELESS IX, INC.
CEI COMMUNICATIONS, INC.
CELLULAR DYNAMICS TELEPHONE COMPANY
CELLULAR SYSTEMS OF SOUTHEAST ALABAMA, INC.
DOTHAN CELLULAR TELEPHONE COMPANY, INC.
MONTGOMERY CELLULAR HOLDING CO., INC.
MONTGOMERY CELLULAR TELEPHONE COMPANY, INC.
PANAMA CITY COMMUNICATIONS, INC.

                                      SCHEDULE I

                                                                PRINCIPAL AMOUNT
                                                                ----------------

NatWest Capital Markets Limited                                  $[          ]

Donaldson, Lufkin & Jenrette Securities Corporation               [          ]

Bear, Stearns & Co. Inc.                                          [          ]

NationsBanc Montgomery Securities LLC                             [          ]

Wasserstein Perella Securities, Inc.                              [          ]
                                                                 -------------

TOTAL                                                            $150,000,000

                                     SCHEDULE II

          Any bond, debenture, note, indenture, mortgage, deed of trust, license or other agreement or instrument to which the Company or any of their material subsidiaries is a party or by which any of them or their property is or may be bound, which is effective and which is included or incorporated by reference as an exhibit to the Company's annual report on Form 10K for the year ended December 31, 1997, or quarterly report on Form 10Q for the quarter ended March 31, 1998.